UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2013, FreightCar America, Inc. (the “Company”) entered into a Credit Agreement (the “Revolving Loan Agreement”) by and among the Company and certain of its subsidiaries, as borrowers and guarantors (together with the Company, the “Borrowers”), and Bank of America, N.A., as lender, administrative agent, swingline lender and L/C issuer (the “Bank”). Pursuant to the Revolving Loan Agreement, the Company may borrow an aggregate amount of up to $50.0 million. The Revolving Loan Agreement contains a sub-facility for letters of credit not to exceed the lesser of $30.0 million and the amount of the senior secured revolving credit facility at such time.

The Revolving Loan Agreement replaces the Company’s prior revolving credit facility pursuant to a Loan and Security Agreement dated as of July 29, 2010 among the Company and certain of its subsidiaries, as borrowers, and Fifth Third Bank, as lender, which was terminated effective July 26, 2013 and otherwise would have matured on June 29, 2013.

The Revolving Loan Agreement has a term ending on July 26, 2016. Revolving loans outstanding thereunder will bear interest at the Eurodollar rate plus an applicable margin of 1.50% or at a base rate, as selected by the Company. Base rate loans will bear interest at the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate or (c) the Eurodollar rate plus 1.00%.

The Revolving Loan Agreement has both affirmative and negative covenants, including, without limitation, a minimum consolidated net liquidity requirement of $35.0 million and limitations on indebtedness, liens and investments. The Revolving Loan Agreement also provides for customary events of default.

On July 26, 2013, the Borrowers also entered into a Security and Pledge Agreement with the Bank (the “Security and Pledge Agreement”) pursuant to which the borrowings under the Revolving Loan Agreement are secured by a first priority perfected security interest in substantially all of the assets of the Borrowers, but excluding railcars held by the Company’s railcar leasing subsidiary. Under the Security and Pledge Agreement, the Borrowers also agreed to pledge all of the equity interests in the Company’s direct and indirect domestic subsidiaries.

The foregoing descriptions of the Revolving Loan Agreement and the Security and Pledge Agreement are qualified in their entirety by reference to the Revolving Loan Agreement and the Security and Pledge Agreement filed as Exhibits 10.1 and 10.2, respectively, hereto which are hereby incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 1.02.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Credit Agreement, dated as of July 26, 2013, by and among FreightCar America, Inc. and certain of its subsidiaries and Bank of America, N.A.

Exhibit 10.2	Security and Pledge Agreement, dated as of July 26, 2013, by and among FreightCar America, Inc. and certain of its subsidiaries and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: August 1, 2013	By:	/s/ Kathleen M. Boege
		Name:	Kathleen M. Boege
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Credit Agreement, dated as of July 26, 2013, by and among FreightCar America, Inc. and certain of its subsidiaries and Bank of America, N.A.

Exhibit 10.2	Security and Pledge Agreement, dated as of July 26, 2013, by and among FreightCar America, Inc. and certain of its subsidiaries and Bank of America, N.A.